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                                                                     EXHIBIT 5.1

                               Neal, Gerber & Eisenberg
                               Two North LaSalle Street
                               Chicago, Illinois  60602
                                    (312) 269-8000


                                    August 19, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


    Re:  HA-LO Industries, Inc.
         REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

    We are counsel to HA-LO Industries, Inc., an Illinois corporation (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-4 (the "Registration Statement") and the Proxy Statement/Prospectus contained therein (the "Prospectus") relating to the proposed offering by the Company of 2,550,000 shares (the "Shares") of the Company's Common Stock, no par value (the "Common Stock"), in connection with the transactions (the "Merger Transactions") contemplated by that certain Agreement and Plan of Merger and Amalgamation dated as of June 14, 1996 among the Company, HA-LO Acquisition Corporation, Inc., Marusa Financial Services Ltd., Nerok Verifications Inc. and the shareholders of Market USA, Inc. and Marusa Marketing Inc.

    As such counsel, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

    Based on the foregoing, we are of the opinion that:

    1. The issuance by the Company of the Shares in connection with the Merger Transactions has been duly authorized by all necessary corporate action on the part of the Company.

    2. When issued following consummation of the Merger Transactions as described in the Proxy Statement/ Prospectus, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock.


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    We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus.

    Please be advised that certain partners of, attorneys associated with and/or of counsel to our firm, beneficially own shares of Common Stock.

                             Very truly yours,


                             /s/ Neal, Gerber & Eisenberg